UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2025

QUANTUM COMPUTING INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40615	82-4533053
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Marine View Plaza, Suite 214 Hoboken, NJ	07030
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 436-2161

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock (par value $0.0001 per share)	QUBT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 15, 2025, Quantum Computing Inc., a Delaware corporation (the “Company”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Luminar Technologies, Inc., a Delaware corporation (the “Seller”) and Luminar Semiconductor, Inc., a Delaware corporation (the “Target”), pursuant to which, subject to the terms and conditions set forth in the Stock Purchase Agreement, the Company agreed to acquire all of the issued and outstanding shares of common stock of the Target from the Seller (the “Transaction”) for a total purchase price of $110.0 million in cash (the “Purchase Price”). The Company will deliver 10% of the Purchase Price (the “Escrowed Amount”) to an escrow agent, which may be returned to the Company in the event of specified trigger events, including termination of the Stock Purchase Agreement, subject to certain exceptions relating to a breach of the Stock Purchase Agreement by the Target. In the event the Transaction closes, the Escrowed Amount shall remain with the escrow agent to cover certain limited indemnification obligations of the Seller pursuant to the Stock Purchase Agreement for the twelve months following the Closing.

The Seller, together with certain of its subsidiaries, is a debtor in a voluntary Chapter 11 case before the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”), which commenced on December 15, 2025. The Target is not a debtor in such Chapter 11 case and is operating in the ordinary course of business. Upon Bankruptcy Court approval, the Company will be designated as the “stalking horse” bidder in connection with a sale of the Target under Section 363 of the Bankruptcy Code. The Transaction will be conducted through a Bankruptcy Court-supervised process pursuant to Bankruptcy Court-approved bidding procedures and is subject to the receipt of higher or better offers from competing bidders at an auction, approval of the sale by the Bankruptcy Court, and the satisfaction of certain conditions. Subject to Bankruptcy Court approval, if the Stock Purchase Agreement is terminated because the Seller sells the Target to a competing bidder, the Seller may be required to pay the Company a break-up fee equal to 3% of the Purchase Price plus a capped expense reimbursement. The Company can give no assurances of the outcome of the Transaction and whether the Company will be successful in acquiring the Target pursuant to the Stock Purchase Agreement. If the Company is successful in acquiring the Target pursuant to the Stock Purchase Agreement, and the Bankruptcy Court enters an order authorizing and approving the Transaction, such order from the Bankruptcy Court will include a finding, among others, that the Company is a “good faith” purchaser under Section 363(m) of the Bankruptcy Code.

The Stock Purchase Agreement contains customary representations, warranties and covenants of the parties for a transaction involving the acquisition of stock owned by a debtor in bankruptcy, and the completion of the Transaction is subject to a number of customary conditions, which, among others, include the entry of an order of the Bankruptcy Court authorizing and approving the Transaction, the performance by each party of its obligations under the Stock Purchase Agreement and the material accuracy of each party’s representations. The Stock Purchase Agreement contains certain termination rights for both the Company and the Seller, including the right to terminate the Stock Purchase Agreement if the Transaction is not consummated by March 31, 2026 or the Seller enters into a transaction with a competing bidder.

The foregoing summary of the Stock Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The representations, warranties and covenants set forth in the Stock Purchase Agreement have been made only for purposes of the Stock Purchase Agreement and solely for the benefit of the parties thereto, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Stock Purchase Agreement instead of establishing these matters as facts. In addition, information regarding the subject matter of the representations and warranties made in the Stock Purchase Agreement may change after the date of the Stock Purchase Agreement. Accordingly, the Stock Purchase Agreement is included with this Current Report on Form 8-K only to provide investors with information regarding its terms and not to provide investors with any other factual information regarding the Company, its subsidiaries, the Target, or the Company’s, the Target’s or their subsidiaries’ respective businesses as of the date of the Stock Purchase Agreement or as of any other date.

Cautionary Statement Regarding Forward-Looking Statements

The statements contained in this Current Report on Form 8-K that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “intends,” ‘‘expects,’’ ‘‘anticipates,’’ ‘‘plans,’’ ‘‘believes,’’ ‘‘estimates,’’ “continue,” “future,” ‘‘will,’’ “potential,” “going forward,” similar expressions or the negative thereof, and the use of future dates. The Company cautions that its forward-looking statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the occurrence of any event, change or other circumstances that could give rise to the right of the Company or the Seller to terminate the Stock Purchase Agreement; the possibility that the Transaction is not completed or, if completed, that the anticipated benefits of the Transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the Target; the possibility that the Transaction may be more expensive to complete than anticipated; diversion of management’s attention from ongoing business operations and opportunities; operating costs and business disruption following the Transaction; and exposure to potential litigation. Additional risk factors are contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission (“SEC”) on March 20, 2025 and subsequent SEC filings by the Company, including without limitation its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025 filed with the SEC on May 15, 2025. Investors are encouraged to read the Company’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this cautionary statement.

Item 7.01 Regulation FD Disclosure.

On December 15, 2025, the Company issued a press release announcing the Transaction, a copy of which is furnished herewith as Exhibit 99.1.

The information provided under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is “furnished” and shall not be deemed “filed” with the Securities and Exchange Commission or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1*	Stock Purchase Agreement, dated as of December 15, 2025, by and among the Company, Luminar Technologies, Inc. and Luminar Semiconductor, Inc.

99.1	Press Release dated December 15, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	All exhibits and schedules to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish the omitted exhibits and schedules to the SEC upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM COMPUTING INC.

Date: December 15, 2025	By:	/s/ Christopher Roberts
Christopher Roberts
Chief Financial Officer

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